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                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement filed of First National Bank Shares, Ltd. on Form S-4 of our report dated December 15, 1997, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
December 16, 1997